Exhibit 10.6

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TENANCY AGREEMENT

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BETWEEN

LEE SENG CHI
[NRIC: 831103-05-5387]

(the “Landlord”)

AND

FOUNDER ENERGY SDN BHD

[COMPANY REGISTRATION NO. 202101013707(1414006-X)]

(the “Tenant”)

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DEMISED PREMISES: No.17, Jalan Astana 1B,

Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan.

THIS AGREEMENT is made the day and year stated in Section 1 of the First Schedule hereto between the party whose name and description are stated in Section 2 of the First Schedule hereto (hereinafter called the “Landlord) of the one part and the party whose name and description are stated in Section 3 of the First Schedule hereto (hereinafter called the “Tenant”) of the other part.

WHEREAS:-

1.	The Landlord is the registered/beneficial proprietor of the property more particularly referred to and described in Section 4 of the First Schedule hereto (hereinafter referred to as the Said Premises).

2.	The Landlord hereby lets and the Tenant hereby takes a tenancy of the Demised Premises on an “as is where is” basis upon the terms and subject to the conditions herein contained.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.	Subject to the terms and conditions herein contained the Landlord hereby grants and the Tenant hereby accepts a tenancy of the Demised Premises for the term, commencing from the date and terminating on the date stated in Section 5(a), (b) and (c) respectively of the First Schedule hereto.

2.	The monthly rental stipulated in Section 6 (a) of the First Schedule hereto shall be due and payable in advance in the manner and at the time stipulated in Section 6 (b) respectively of the First Schedule hereto.

3.	The Tenant shall upon execution of this Agreement and prior to the occupation of the Demised Premises pay the Landlord the deposit stipulated in Section 7 of the First Schedule hereto (receipt whereof the Landlord hereby acknowledges) as security for the due observance and performance by the Tenant of all his duties and obligations hereunder and on its part to be performed and fulfilled. The said deposits shall be maintained at this figure during the term of this tenancy and the Tenant shall not be entitled to utilize the said deposit to off-set any rental due under this Agreement and the same shall be returned to the Tenant free of interest within thirty (30) days upon expiry or sooner determination of the term hereby created less any sums as may then be due to the Landlord for damage caused to the Demised Premises by the Tenant (damage due to normal wear and tear excepted).

4.	If applicable, the Tenant shall upon execution of this Agreement and prior to the occupation of the Demised Premises pay the Landlord the water and electricity deposits stipulated in Section 8 of the First Schedule hereto (collectively as the Utility Deposits). The Tenant shall not be entitled to utilize the said deposit to offset any rental due under this Agreement and the same shall be refunded to the Tenant free of interest within thirty (30) days upon expiry or sooner determination of the term hereby created less such sum or sums as may then be due and outstanding. For the purposes of determining the current deposits, it is hereby agreed that photocopy of the requisite receipt notice or other written communication from the relevant Authority shall be conclusive.

5.	THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:-

5.1	To promptly and punctually pay the Monthly Rental at the time and in the manner stipulated in Section 6 (b) of the First Schedule.

5.2	To pay all charges due and incurred in respect of, electricity, water, sewerage, telephone, gas and all other utilities supplied to the Demised Premises and to indemnify the Landlord from any liabilities imposed, made or instituted by any governmental authorities or utilities providers as a result of any failure or delay on the part of the Tenant to comply with the requirement of this clause.

5.3	To keep the entire interior of the Demised Premises including fixtures, fittings and furniture (if any) and the doors, windows, floors, ceilings, walls, locks, electrical wiring, power and light fittings, cables, pipes, ducts and vents in good and tenantable condition and repair (fair wear and tear only excepted) and to replace or repair any of the aforesaid items and any part of the Demised Premises and the Landlord’s fixtures and fittings which shall be damaged at the Tenant’s own costs and expenses.

5.4	Not to make or permit to be made any alterations in or additions to the Demised Premises or the Landlord’s fixtures, fittings, decorations, locks or bolts on the entrance doors to the premises therein without having first obtained the written consent of the Landlord thereof and in the event of such consent being given to carry out at the Tenant’s own expense such alterations with such materials and such manner and at such times as shall be designated by the Landlord and upon the determination of the term hereby created, if required by the Landlord, to restore the Demised Premises to its original state and condition at the expense of the Tenant.

5.5	To permit the Landlord and his duly authorized representatives upon giving previous reasonable notice in writing and at all reasonable times to enter upon and examine the condition of the Demised Premises, whereupon such inspection, the Landlord shall be entitled to serve the Tenant a notice in writing specifying therein any repairs necessary to be carried out and requiring the Tenant to forthwith execute the same and if the Tenant shall not within fourteen (14) days after service of such notice proceed diligently with the execution of such repairs or works then the Landlord with or without workmen and others shall be entitled but not obligated to enter upon the Demised Premises and execute such repairs and the Tenant agrees that the costs and expenses thereof shall be a debt due from the Tenant to the Landlord and shall be forthwith recoverable by action.

5.6	To use the Demised Premises only for the purpose stipulated in the Section 10 of the First Schedule hereto and not to use or permit or suffer the use thereof for any other purpose Save and Except for the specific purpose herein stated and further not to do or permit or suffer anything to be done in or about the Demised Premises or any part thereof which may become a nuisance or cause damage or inconvenience to the Landlord or the Tenant or occupiers of neighbouring premises.

5.7	Not to assign, sublet, or part with the actual or legal possession or the use of the Demised Premises for any term whatsoever without first obtaining the previous consent in writing of the Landlord.

5.8	Not to do or permit to be done on the Demised Premises anything which may or will infringe any of the laws, by-laws or regulation made by the Government or any competent authority affecting the Demised Premises or whereby the policy or policies of insurance against loss or damage by fire may become void or voidable or whereby the rates of premium payable thereon may be increased to repay the Landlord all sums paid by way of increased premium.

5.9	Not to erect or display any exterior advertisement signboard before obtaining the license from the relevant authorities.

5.10	To remove the signboard displaying outside the demised premises within fourteen (14) days upon determination of the said Tenancy Agreement, failing which the Landlord shall remove the said signboard and all expenses incurred shall be borne by the Tenant.

5.11	On determination of the term hereby created to clear up any rubbish and peaceably and quietly deliver up to the Landlord vacant possession of the Demised Premises in good, clean and proper state of tenantable repair condition. The Tenant may remove all fixtures, fittings or other installations belonging to the Tenant but shall make good any damage caused to the Demised Premises or any part thereof by the installation or removal of such fixtures, fittings or installations.

5.12	Not to store or bring, burn or put up upon the Demised Premises incense, joss sticks, alter, oil lamps, weapons, arms ammunitions or unlawful goods, gunpowder, saltpeter, kerosene and/or any other explosive or combustible substances whatsoever and/or any items which are banned in Malaysia.

5.13	During the two (2) months immediately preceding the termination of the tenancy unless the Tenant shall have given notice of his intention to renew the tenancy as hereinafter provided, to permit intending and prospective Tenants or others with written authority from the Landlord upon giving prior reasonable notice at reasonable times of the day to enter and view the Demised Premises for the purpose of letting the same.

5.14	To keep in good clean tenantable repair and condition all the drains and pipes in the Demised Premises and to pay to the Landlord on demand all costs incurred by the Landlord in cleansing and clearing any of the drains pipes sanitary or water apparatus blocking or stoppage owing to careless or negligent use thereof by the Tenant or his employees, servants, workmen, licensees, customers or any persons authorized by him.

5.15	To replace all broken or damaged windows, doors and fixtures of and in the Demised Premises whether the same be broken or damaged due to the negligence or default of the Tenant.

5.16	At all times to control the sound or noise level created from the activities at the Demised Premises so as not to create any disturbances or inconvenience to any of the other tenants, occupiers or owners.

5.17	To take out in its name with a firm of insurers, a policy or policies of insurance against damage or loss by fire or other risks to the Tenant’s equipment and fixtures and fittings in the Demised Premises beneficially owned by the Tenant to its full insurable value. The Landlord shall not be responsible for any damage or loss under all circumstances.

5.18	To pay any charges imposed by law or statutory requirement now or in future relating to or in respect of the rental including levies or government sales and service taxes.

5.19	To obtain all necessary licenses, permits and approvals required in connection with the Tenant’s use of the Demised Premises.

6.	THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:-

6.1	To pay the quit rent, assessment, service charges and other outgoings relating to the Demised Premises other than those herein agreed to be paid by the Tenant.

6.2	At all times through the period of this Agreement to keep the Demised Premises except the furniture, fixtures therein belonging to the Tenant insured against loss or damage by fire or tempest and in case of destruction by fire or tempest to replace or reinstate the same as speedily as possible.

6.3	To maintain and keep the main structure of the Demised Premises that is the roof. main walls and timbers, drains and water pipes in good and tenantable repair condition throughout the term hereby created except as regards damage to the premises caused by or resulting from any act of default or negligence of the Tenant or his servants and except as hereinbefore covenanted to be done by the Tenant, then the Tenant shall carry out such repairs at their own cost and expenses.

6.4	Upon the Tenant paying the rent hereby reserved and observing and performing the covenants, obligations and stipulations herein on his part contained to allow the Tenant to peaceably hold and enjoy the Said Premises without interruption from the Landlord or any persons rightfully claiming through under or in trust for him.

6.5	The Landlord shall be at the liberty to sell the Demised Premises any time during the subsistence of this tenancy. Any such sale shall be subjected to this agreement and the Landlord is to ensure that the new Landlord shall honour and be bound by this agreement.

7.	PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED BETWEEN BOTH PARTIES as follows:-

7.1	If at any time the rent or any part thereof (whether formally demanded or not) shall remain unpaid or unsatisfied for seven (7) days after becoming payable or if any of the Tenant’s covenant shall not be performed or observed or if the Tenant shall suffer execution on the Said Premises or if the Tenant shall become a bankrupt or being a company or corporation shall go into liquidation otherwise than for the purpose of amalgamation or reconstruction or if the Tenant for the time being shall enter into any composition with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s goods then and in any of those events it shall be lawful for the Landlord or any persons authorized by the Landlord in that behalf at any time thereafter to re-enter upon the Said Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach of the Tenant’s covenants herein contained.

7.2	The Landlord shall under no circumstances be liable for loss of or damage to the goods whether due to fire, theft, burglary or otherwise being stored within the Said Premises, unless due to the fault of the Landlord. In the event, if the Said Premises or any part thereof shall be damaged by fire or other causes and becomes unfit for occupation and use then the Landlord shall not be bound or compelled to rebuild or reinstate the same unless the Landlord in his discretion thinks fit.

a)	In the event of the Landlord deciding to rebuild and reinstate the Demised Premises and the Tenant deciding to continue with this Tenancy (provided the money payable under any policy of insurance effected by the Landlord shall not have become irrecoverable through any act or default of the Tenant) then the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the Demised Premises shall have been again rendered fit for occupation and use.

b)	In the event of the Landlord not deciding to rebuild and reinstate the Demised Premises or the Tenant not deciding to continue with this Tenancy then the rent thereby reserved shall cease and determine from the date of the happening of such destruction or damage as aforesaid and the Tenant will peaceably surrender, vacate, leave and yield up to the Landlord possession of so much of the Demised Premises as shall not have been destroyed. The Landlord shall forthwith refund fully the Security Deposit stated in Section 7 of the First Schedule.

c)	Wherein the Said Premises shall not be rendered and reinstated and made ready and fit for occupation within a period of two (2) months from the date of happening of any such event the Tenant shall be at liberty to give the Landlord one (1) calendar month notice in writing determining the Tenancy hereby created and thereupon this Tenancy shall absolutely determine and the Security Deposit paid by the Tenant hereunder shall be refunded to the Tenant forthwith but without prejudice to the right of action of the Landlord in respect of any antecedent breach of any covenant or condition herein contained

For the avoidance of doubt, in the event that:

(i)	such destruction or damage shall have been caused by or is attributable to any act, omission and/or negligence of the Tenant or the Tenant’s employees, agents. Servants; or

(ii)	if any insurance monies payable with respect to such destruction or damage shall be rendered irrevocable by reason of any act, omission and/or negligence of the Tenant or the Tenant’s employees, agents, servants, then the Tenant shall not be entitled to exercise any of the rights or remedies provided in Clause 7.2(a), (b) and (c) above and the Tenant shall be liable to pay the rental as set out in Section 6(a) of the First Schedule without any deduction and abatement.

7.3	In the event the Tenant shall be desirous of taking a tenancy of the Said Premises for a further term, the Tenant shall give the Landlord two (2) months’ written notice of the same. Provided always that the terms and conditions of this Agreement shall have been duly observed and performed by the Tenant, the Landlord shall grant the Tenant a further term of tenancy as is specified in Section 9 of the First Schedule hereto upon the same terms and conditions (save and except for this clause) and at a rental to be agreed upon.

7.4	There shall be no termination of the tenancy whatsoever during the Tenancy period as stated in section 5 of the First Schedule by either party. In case of breach, the Security Deposits specified in Section 7 of the First Schedule hereto shall be forieited, by the Landlord, if the Tenant committed the breach. Likewise, the Landlord to rebate the Tenant the same exact amount, if the Landlord committed the breach, without interest

However, if the rent or any part thereof shall be in arrears for the period of seven (7) days next after the same become due and payable (whether formally demanded for or not) or any covenant on the Tenant’s part herein contained shall not be performed or observed or if the Tenant shall have a receiving order made against him or shall have made any assignment for the benefit of his creditors or entered into any Agreement or made any arrangements with his creditor by composition or otherwise or suffered any distress or attachment or execution to be levied against his goods or if the Tenant for the time being shall be a company and shall go into liquidation whether compulsory or otherwise except for the purpose of reconstruction or amalgamation then and in any such cases the Landlord shall be entitled to take possession of the Said Premises at any time thereof in the name of the whole and thereupon (excluding the Tenant’s personal possession and property) this Tenancy Agreement shall cease but without prejudice to the rights of action of the Landlord in respect of any antecedent breach of the conditions on the part of the Tenant herein contained. The Landlord has the rights to impose an interest rate of 8% per annum calculated on a daily basis from the date of the arrears of the rental which remain unpaid until full settlement of the same.

7.5	Any additional deposit required by Tenaga Nasional Berhad or the Air Selangor or lndah Water Konsortium from time to time during the continuance of this Agreement shall forthwith be paid by the Tenant

7.6	All costs and incidentals to the preparation and completion of this Agreement including stamp duty shall be borne by the Tenant and each party shall bear their own solicitor’s tees.

7.7	Any notice in writing under the terms and conditions of this Agreement to be sent to either party hereto on the other shall be by prepaid registered post and shall be deemed to be sufficiently served at the time when the ordinary course of post would have been delivered.

7.8	The Landlord shall not be liable for any damage, expense, loss or liability suffered or incurred by the Tenant or any other person, or any property or the effects or business of the Tenant, in respect of the operation or the failure of the electricity or water supply or any other public utility services, facilities or other machinery provided by the Landlord or enjoyed by the Tenant in relation to the premises.

7.9	THE SECOND SCHEDULE: The parties hereto expressly covenant and agree with each other that in addition to the terms and conditions herein appearing the Tenancy hereby is further subject to the Special Condition as set out in the Second Schedule of this Agreement.

Knowledge or acquiescence by the Landlord of any breach of any of the terms and conditions herein contained shall not operate as or deemed to be waiver of such breach of any of the terms and conditions and any consent or permission by the Landlord shall not be effective or be relied upon by the Tenant unless the consent or permission is reduced in writing and signed by the Landlord.

7.10	Time whenever mentioned herein shall be of the essence of contract.

8.	In this Agreement:-

8.1	The terms “Landlord” and “Tenant” shall include their heirs, personal representatives and successors in title.

8.2	Words importing the masculine gender only shall include feminine and neuter genders and vice versa.

8.3	Words importing the singular number only shall include the plural and vice versa.

IN WITNESS WHEREOF the parties hereto have hereunder set their hands the day and year specified in Section 1 of the First Schedule hereto.

SIGNED BY THE SAID LANDLORD

LEE SENG CHI	)	/s/ Lee Seng Chi
(NRIC : 831103-05-5387))

In the presence of : NURATIKA KAMARUDIN (NRIC No.: 941105 - 10 - 5234	) )	/s/ Nuratika Kamarudin

SIGNED BY THE SAID TENANT

FOUNDER ENERGY SDN BHD (Company No. : 1414006-X)	) )

In the presence of : NURATIKA KAMARUDIN (NRIC No.: 941105 - 10 – 5234	) )	/s/ Nuratika Kamarudin

THE FIRST SCHEDULE

(Which is to be taken, read and construed as an essential part of this Agreement)

SECT NO	ITEMS	PARTICULARS
1.	Date of Agreement	This 01 day of JUNE 2023
2.	Description of Landlord	LEE SENG CHI NRIC: 831103-05-5387 NO.6, TAMAN MAMBAU JAYA, 70300 SEREMBAN, N.S.D.K Contact: 016-376 6161
3.	Description of Tenant	FOUNDER ENERGY SDN BHD Co. No.: 1414006-X NO.17, JALANA STANA 1B, BANDAR BUKIT RAJA, 41050 KLANG, SELANGOR DARUL EHSAN, Contact: 03-3359 6009
4.	Description of Demised Premises	A 1 ½ Storey Semi-D Factory known as; NO.17, JALAN ASTANA 1B, BANDAR BUKIT RAJA, 41050 KLANG, SELANGOR DARUL EHSAN.
5 a.	Term	1 Year

5 b.	Commencing	1st JULY 2023

5 c.	Term of Terminating	30th JUNE 2024
6 a.	Monthly Rental	Ringgit Malaysia Twelve Thousand Five Hundred (RM12,500.00) only.

6 b.	Due On	Due and payable on or before the 7th day each month.

	Account Details	Directly into Landlord’s account as per below
		Name	: LEE SENG CHI
		Bank	: MAYBANK
		Account No.	: 105176004645

*Rental pay after 7th day each month will subject to a 8% per annum penalty interest.

7.	Security Deposits (2 months rental)

Two (2) months rental

Ringgit Malaysia Twenty Five Thousand (RM25,000.00) only.

(Security deposits shall be forfeited if termination is served within the first one (01) year)

*The deposit paid shall be adjusted accordingly upon the increased of the rental rate during the renewal year of tenancy.

8.	Utility Deposits	NIL. Tenant to apply own electricity and water account meter with TNB & SYABAS. *Sewerage charges (IWK) to be borne by tenant.
9.	Option To Renew

Options to renew for a further one (1) year term at a new rental rate to be based on the prevailing market rate mutually agreed by Parties herein. Any increase or decrease in the rental shall be a maximum of ten (10) percent of the current rental.

10.	Use of the Demised Premises	For manufacturing solar systems office and store Usage only.
11.	Termination of Clause

Should the TENANT sedire to terminate the Tenancy, the TENANT may only do so after the determined date. The TENANT shall then give at least TWO (2) month’s notice in advance in respect of such termination or TWO (2) month’s in lieu thereof.

THE SECOND SCHEDULE

(which is to be taken, read and construed as an essential and integral part of this Agreement)

1.	The TENANT shall have the right and privilege at its option to extend the duration of this Agreement for ONE (1) Year (Optional) to a new rent to be agreed upon by negotiation according to the increment of not exceeding 10% of the rental or according to market value, whichever is higher.

2.	The LANDLORD shall hand the keys to the Demised Premises over to the TENANT upon execution of this Agreement and upon receipt of full Security Deposits;

3.	The Tenant shall bear all the incidental costs in respect of this Agreement and the stamp duty payable thereon;

4.	Notwithstanding Section 5 and Clause 1 of the First and Second Schedule respectively if upon the expiry of the ONE (1) year tenancy or the extended period, the LANDLORD reserves the right not to grant further extension then in such a case the Tenancy herein shall lapse upon the maturity of the tenancy period and the Tenancy shall peacefully yield up the said Demised Premises;

5.	Notwithstanding the above, if as a result of introduction of any new laws, by-laws, rules or regulations or the amendments to the laws, by-laws, rules or regulations now existing in respect of the Tenancy, the Tenant shall be required and become liable to pay any new or additional tax, levy, charges or imposition or shall be required to incur additional costs as a result of any such new laws, by-laws, rules or regulations, such payment shall be a condition precedent for the due and proper observance and performance by the Tenant of its obligations and liabilities hereunder;

6.	The TENANT shall not to make any alterations in or additions to the Demised Premises without the written consent of the Landlord first had and obtained and in conformity with all relevant laws, by-laws and regulations and any direction plans and specifications approved by the Landlord granting such written consent. The Tenant shall be solely liable for all cost and expenses incurred for such alterations or additions and upon determination of this tenancy, if so requested by the Landlord, the Tenant shall restore the Demised Premises to their original state and condition at the expense of the Tenant.

7.	The TENANT shall peaceably deliver the DEMISED PREMISES and all additions thereto and all fittings and fixtures to original condition (as agreed upon by Tenant; if deemed necessary by the LANDLORD) therein to the LANDLORD immediately at the EXPIRY DATE or sooner termination of this TENANCY in good state of repair as the same as at the date of this AGREEMENT (reasonable wear and tear excepted) with all locks and keys complete.